UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	February 24, 2005

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania	19102

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On February 24, 2005, Pennsylvania Real Estate Investment Trust (the “Company”) fully repaid its obligations under a $59.0 million second mortgage on Cherry Hill Mall in Cherry Hill, New Jersey. To repay this second mortgage, which had carried an interest rate of 5.0%, the Company borrowed an additional $55.0 million under its $500 million unsecured revolving credit facility (the “Credit Facility”). After the borrowing on February 24, 2005, there was a total of $326.0 million outstanding under the Credit Facility, with interest rates on amounts outstanding ranging from 3.63% to 3.67% per annum, subject to adjustment as provided under the terms of the Credit Facility. Under the Credit Facility, the Company must repay the entire principal amount outstanding at the end of the term, which is November 20, 2007. The Company has an option to extend the term for a further 14 months, to January 20, 2009, provided that there is no event of default at that time.

The Credit Facility agreement was filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 4, 2003. An amendment to the Credit Facility was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 3, 2005.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: March 1, 2005	By	/s/ Jonathan Weller

Jonathan Weller
Vice Chairman